UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2012

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Vishay held its Annual Meeting of Stockholders on May 24, 2012, at which stockholders voted on the election of three directors to hold office until 2015, the election of one director to hold office until 2013, the ratification of the appointment of Ernst & Young LLP as Vishay’s independent registered public accounting firm for the year ending December 31, 2012, and the approval of the Amended and Restated Vishay Intertechnology Section 162(m) Cash Bonus Plan.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

    Election of Directors to Hold Office until 2015

	For	Withheld
Marc Zandman
Common stock	107,360,476	8,478,274
Class B common stock	12,127,538	-
Total voting power	228,635,856	8,478,274
Ziv Shoshani
Common stock	89,481,152	26,357,598
Class B common stock	12,127,538	-
Total voting power	210,756,532	26,357,598
Ruta Zandman
Common stock	104,262,638	11,576,112
Class B common stock	12,127,538	-
Total voting power	225,538,018	11,576,112

Election of Director to Hold Office until 2013

	For	Withheld
Thomas C. Wertheimer
Common stock	113,317,726	2,521,024
Class B common stock	12,127,538	-
Total voting power	234,593,106	2,521,024

Ratification of Appointment of Independent Registered Public Accounting Firm

	For	Against	Abstain
Common stock	127,982,328	2,178,729	132,335
Class B common stock	12,128,550	-	-
Total voting power	249,267,828	2,178,729	132,335

Approval of the Amended and Restated Vishay Intertechnology Section 162(m) Cash Bonus Plan

	For	Against	Abstain
Common stock	110,579,578	4,147,965	1,111,207
Class B common stock	12,127,538	-	-
Total voting power	231,854,958	-	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer

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